UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

American Independence Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

485 Madison Avenue

New York, NY 10022

(Address of principal executive offices, including zip code)

(212) 355-4141

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of American Independence Corp. (the “Company”) was held on May 16, 2014.  Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Proposal One – Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board of Directors to serve until the next annual meeting of stockholders of the Company. The voting results for each director nominee are set forth below.

Name	For	Withheld	Broker Non-Votes

Mr. Edward A. Bennett	7,536,161	27,734	316,867

Ms. Teresa A. Herbert	7,387,258	176,637	316,867

Mr. David T. Kettig	7,387,591	176,304	316,867

Mr. Steven B. Lapin	7,387,258	176,637	316,867

Mr. Myron M. Picoult	7,537,178	26,717	316,867

Mr. Ronald I. Simon	7,537,068	26,827	316,867

Mr. James G. Tatum	7,386,753	177,142	316,867

Mr. Roy T. K. Thung	7,387,591	176,304	316,867

Proposal Two – Ratification of Appointment of Independent Auditors

The stockholders of the Company ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2014.  The voting results for the appointment of KPMG LLP are set forth below.

For	Against	Abstention	Broker Non-Votes

7,878,522	495	1,745	0

Proposal Three –Executive Officer Compensation

The stockholders of the Company ratified, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement.  The voting results are set forth below.

For	Against	Abstention	Broker Non-Votes

7,558,816	4,171	908	316,867

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

Date: May 16, 2014	By:	/s/ Adam C. Vandervoort
Name: Adam C. Vandervoort
Title: Corporate Vice President, Secretary and General Counsel